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              Exhibit (11) - Statement Re: Computation of Pro Forma
                               Earnings Per Share
                    (Dollars in thousands, expect share data)




                                                                   Three months ended March 31,
                                                                1997                         1996
                                                           ------------                 ------------

Average number of shares
outstanding .........                                       31,452,294                    25,271,755
                                                           ============                 ============

Net income (loss)                                          $      (732)                 $    (17,399)
                                                           ============                 =============

Net income (loss) per share                                $     (0.02)                 $      (0.69)
                                                           ============                 =============



                                                                   Six months ended March 31,
                                                               1997                          1996
                                                           ------------                 -------------
Average number of shares
outstanding .........                                       31,447,644                    24,489,772
                                                           ============                 =============

Net income (loss)                                          $         9                  $    (22,630)
                                                           ============                 =============

Net income (loss) per share                                $      0.00                  $      (0.92)
                                                           ============                 =============